EXHIBIT 22



                           SUBSIDIARIES OF THE COMPANY
                           ---------------------------




               The following is a list of the subsidiaries of Autoclave Engineers, Inc. The Company owns, directly or indirectly, 100% of the voting securities of each subsidiary.

                                                  State of Jurisdiction
                         Name                        or Incorporation
                         ----                     ---------------------

          AE Autoclave of Canada, Ltd.               Canada
          Autoclave Engineers, Ltd.                  United Kingdom
          Autoclave Investments, Inc.                Delaware
          Autoclave International Sales
           Corporation                               Virgin Islands
          AE Acquisition Corporation                 Delaware
          Autoclave International Corporation        Delaware
          Unit Instruments, Inc.                     California
          Unit Instruments Ireland Limited           Ireland
          Unit Instruments Japan, Inc.               Japan
          Unit Instruments UK Limited                United Kingdom
          Unit Instruments, GmbH                     Germany
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